Exhibit 24.1

			      POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Janna Manes, Robert Spiro, James Bitetto, Joseph M. Chioffi, Sonalee Cross, Maureen E. Kane, Sarah S. Kelleher, Jeff S. Prusnofsky and Natalya Zelensky, and each of them (with full power to act alone) his true and lawful attorney-in-fact and agent, for his and on his behalf and in his place and stead in any and all capacities to execute and submit to the Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended ("the "Exchange Act"), Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act"), or any other applicable rule or regulation of the SEC, and to execute any and all filings on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) or Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities) pursuant to
Section 16(a) of the Exchange Act and Section 30(h) of the 1940 Act ("Form 3, Form 4 and Form 5 Filings") with respect to changes of beneficial ownership of securities of the funds listed on Schedule A (collectively, the "Funds"), and to file with the SEC, The New York Stock Exchange and the Funds such Form 3, Form 4 and Form 5 Filings, granting unto said attorney full power and authority to do and perform acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of May 2018.


 /s/  Alan H. Howard
------------------------
Name:  Alan H. Howard
Title:  Director


STATE OF NEW YORK		)
				)	ss
COUNTY OF NEW YORK		)


On May 1, 2018, before me, the undersigned, personally appeared the above-named individual, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

WITNESS my hand and official seal.


 /s/ Loretta Johnston
----------------------
Loretta Johnston
Notary Public



                            SCHEDULE A

             Dreyfus Strategic Municipal Bond Fund, Inc.
                 Dreyfus Strategic Municipals, Inc.